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                                     Exhibit 10.7
                        Settlement Agreement with Neil Podmore

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                       SETTLEMENT AGREEMENT AND MUTUAL RELEASE

     This Agreement (the "Agreement") is made as of July 16, 1999, by and between Internet Sports Network, Inc., a Florida Corporation ("ISN") and Neil Podmore, an individual ("Podmore") (ISN and Podmore sometimes collectively referred to herein as the "Parties".)

RECITALS

     A. Whereas, ISN and Podmore are parties to an employment agreement by and between ISN and Podmore (the "Employment Agreement").

     B. Whereas, ISN wishes to terminate the Employment Agreement pursuant to the terms and conditions set forth herein.

AGREEMENT

     NOW, THEREFORE, for valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. Incorporation of Recitals. The recitals are hereby incorporated herein as if set forth in full.

2. Delivery Obligations. In exchange for a full and complete release contained herein and as a full and complete settlement of any claims the Parties may have against each other, known and unknown, from the beginning of time through the date this Agreement is fully executed, the parties hereby shall:

     a.  ISN:

Pay a total of U.S. fifty thousand dollars ($50,000) to Podmore concurrently with the execution of this Agreement.
Shall deliver an executed original of this Agreement to Podmore immediately upon execution. Issue options to acquire up to 54,000 common shares of Internet Sports Network, Inc. at an exercise price of $6.00 per share. These options shall fall under the same general terms as the Option Agreement dated March 26, 1999, except that they are fully vested at the date of signing this agreement, and are at a price of $6.00 per share. A separate Option Agreement will be completed for these Options.

     b.  Podmore:

          i. Shall deliver an executed original of this Agreement to ISN immediately upon execution.

          ii. Shall tender resignation of his position as Vice President, Operations of the


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Company, in written form immediately upon execution of this Agreement and delivery of the first payment.

3.   Mutual General Release.

     Expressly conditioned upon timely completion of the delivery requirements set forth under Section 2 above the Parties, each for themselves, their respective Boards of Directors, officers, shareholders, assigns, employees, agents, predecessors, heirs, executors, and administrators, successors, subsidiary entities, former entities, attorneys, and any others claiming under or through them, both past and present, do hereby release and forever discharge each other, and each of the others' Boards of Directors, officers, shareholders, assigns, employees, agents, predecessors, successors, heirs, executors, and administrators, subsidiary entities, former entities, attorneys, and all others acting by, through, under, or in concert with the other, and each of them, from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts (express, implied in fact, or implied by law), agreements, promises, liabilities, claims, set offs, rights and claims for indemnity and/or contribution, refunds, overpayments, demands, damages, losses, costs, or expenses, of any nature whatsoever, known or unknown, suspected or unsuspected, fixed or contingent, which each now has or may hereafter have by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof, including, without limiting the generality of the foregoing, any matters that or might have been in any way raised, by complaint, cross-complaint or otherwise, as a result of the Employment Agreement and the services of Podmore to ISN during and prior to the term of the Employment Agreement. Notwithstanding the above, or any other provisions of this instrument, this Agreement shall not affect, discharge, or release any claims, known or unknown, which arise from or relate to the rights or obligations of the parties hereto, whether presently existing or subsequently accruing, with respect to the obligations created by or arising out of the provisions of this Agreement.


4.   Waiver of Rights.

     The Parties hereto further agree, covenant, represent and warrant that they intend to and do hereby waive and relinquish any and all rights and benefits conferred on them by any statutory or decisional authorities which would otherwise preclude release of unknown claims and each party acknowledges that it has been advised by legal counsel with respect to, and understands that under many code provisions a general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him, must have materially affected his settlement with the debtor. Each Party hereby expressly waives any right the party may have under such code sections, as well as under any other statutes or common law principles of similar effect.

     In waiving the provisions above, the Parties hereto hereby acknowledge that they may

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hereafter discover facts in addition to or different from those they now believe to be true with respect to the subject matter of the Action and other matters herein released, and may incur damages as a consequence of or suffer from claims that were unknown or unanticipated at the time this Agreement was executed but agree that they have taken that possibility into account in determining the amount of consideration to be given under this Agreement and that the general releases herein given shall be and remain in effect as full and complete general releases notwithstanding the discovery or existence of any such additional or different facts, or incurring of damages or suffering from claims, of which the Parties expressly assume the risk. Each party acknowledges that he is assuming the risk of such unknown and unanticipated claims and agrees that this Agreement applies to unknown claims.

5.   Representations.

     a. Each Party represents and warrants to the other that it has not sold, assigned or transferred in any manner, either in whole or in part, to any person or entity, any interest, right, duty, obligation, or other interest in any claim it may have against such other party to this Agreement, which is the subject of this Agreement and agrees to indemnify and hold the other harmless from any liabilities, claims, demands, damages, expenses, and attorneys' fees incurred as a result of any person asserting such assignment or transfer of any right or claim.

     b. Each Party represents and warrants to the other that no representation, warranty or promise not expressly contained in this Agreement has been made to them; that they are not entering into this Agreement on the basis of any representation, warranty or promise, either express or implied, not contained in this Agreement; that they are entering into this Agreement with full knowledge of any and all rights which they may have; and that they assume the risks of any mistake of facts or law with respect to the true facts or law which are now unknown to them.

     c. The Parties each acknowledge that the execution of this Agreement is not an admission of any liability in any sense by any of the parties to this Agreement, and agree that this Agreement may not be used by anyone as evidence of an admission of liability or in any other manner except to the extent necessary to enforce the terms of this Agreement.

     d. The Parties each represent and warrant to each other and agree that this Agreement is a good-faith settlement of the claims each party has against the other, and only becomes effective upon the execution of this Agreement by all parties hereto and the payment of the sums due under the terms hereof.

     e. Each Party represents and warrants that the individuals signing this Agreement are authorized to sign on behalf of the Party and that the execution and performance under this Agreement has been authorized by the requisite action of the Board of Directors of ISN.


6.   General Provisions.

     a    Entire Agreement.  The Parties each agree that this Agreement sets forth and

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constitutes the entire Agreement between them with respect to its subject matter and that this Agreement supersedes any and all prior agreements, understandings, promises, warranties and representations made by each to the other concerning its subject matter.

     b. Attorney's Fees. The Parties each agree that in the event of any controversy, claim or dispute based upon, arising out of, or relating to this Agreement, the prevailing party in such controversy, claim or dispute shall be entitled to recover their, his, or its actual attorneys' fees, court costs and expenses which are reasonably incurred from the losing party.

     c. Amendment. The Parties each agree that this Agreement shall not be supplemented, amended or modified in any manner whatsoever except by an instrument in writing signed by the Parties.

     d. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be necessary to account for only one such counterpart in proving this instrument.

     e. Waiver. Any delay or omission by either party to exercise any right or remedy under this Agreement shall not be construed to be a waiver of such right or remedy or any other right or remedy hereunder. All the rights of either party in the Agreement shall be cumulative and may be exercised separately.

     f. Further Assurances. Each of the parties hereto, without further consideration, agrees to execute and deliver such other documents and take such other action as may be necessary to consummate more effectively the subject matter hereof.

     g. Severability. Should any provision of this Agreement be declared or determined by any court of competent jurisdiction to be illegal, invalid or void, the validity of the remaining parts, terms or provisions shall not be affected thereby, and said illegal, void or invalid part, term or provision shall be deemed not to be a part of this Agreement.

     h. Time. Time is of the essence in performance of all covenants and conditions of this Agreement.

     i.  Acknowledgment.  The Parties hereby acknowledge and represent that they
(a)have fully and carefully read this Agreement prior to its execution; (b) have been fully apprised by their respective counsel of the legal effect and meaning of this document and all terms and conditions hereof; (c) have had the opportunity to make whatever investigation or inquiry they deemed necessary or appropriate in connection with the subject matter of this Agreement prior to the execution hereof and the delivery and acceptance of the consideration specified herein; (d) have been afforded the opportunity to negotiate as to any and all terms hereof; and (e) are

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executing this Agreement as free and voluntary acts, without any duress, menace or undue influence of any kind or nature.

     By signing my name below, I represent that I have read the above Agreement, that I understand the legal ramifications of agreeing to the terms herein and hereby accept its terms.


Dated: July 16, 1999               INTERNET SPORTS NETWORK, INC.

                                   By:/s/Andrew DeFrancesco
                                      -------------------------------
                                        Andrew DeFrancesco
                                   Its:President

Dated: July 16, 1999

                                   By:/s/Neil Podmore
                                      -------------------------------
                                        Neil Podmore